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                                                                    EXHIBIT 23.4

                                                     Sao Paulo, January 16, 1997

KOST LEVARY AND FORER LLP, and
ARTHUR ANDERSEN LLP

            Re: CPEI ORGENICS LTDA.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                            GALLORO & ASSOCIADOS
                                            Auditores Independentes S/C
                                            CRC-SP n degrees 05.851

                                            VICTOR DOMINGOS GALLORO
                                            Socio-Diretor
                                            CT-CRC-SP n degrees 44.278
                                            Certified Public Accountants in
                                            Brazil